UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GRAYBUG VISION, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GRAYBUG VISION, INC.

275 Shoreline Drive, Suite 450

Redwood City, CA 94065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Wednesday, June 2, 2021

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders of Graybug Vision, Inc. (the “Company”) will be held via a virtual meeting due to the public health and travel concerns our stockholders may have and recommendations that public health officials have issued and may issue in light of the current coronavirus (“COVID-19”) pandemic. You will be able to participate in the 2021 Annual Meeting and vote during the 2021 Annual Meeting via live webcast by visiting www.proxydocs.com/GRAY on Wednesday, June 2, 2021 at 9:00 a.m. (Pacific Time). Registration requires your control number found on the notice, proxy card or voting instruction form.  Please follow the instructions you receive including your unique link to gain access to the virtual meeting.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.

To elect one Class I director, to serve a three-year term through the 2024 annual meeting of stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 9, 2021 are entitled to receive notice of, and to vote at, the meeting and any adjournments thereof.

For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available upon request by any stockholder for any purpose relating to the meeting. Stockholders can request the list of stockholders by contacting our Investor Relations department at IR@graybug.vision.

The stockholder list will also be available during the virtual meeting via www.proxydocs.com/GRAY

Your vote as a stockholder of the Company is very important. Each share of common stock that you own represents one vote.

For questions regarding your stock ownership, you may contact our Investor Relations department at IR@graybug.vision or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, LLC by email through their website at www.astfinancial.com or by phone at (800) 937-5449. Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote through the internet or by telephone, or to request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Proxy Information” in the proxy statement.

By Order of the Board of Directors,

Frederic Guerard, Pharm.D.
President and Chief Executive Officer

Redwood City, California

April 23, 2021

Important Notice Regarding the Availability of Proxy Materials for the virtual Annual Meeting of Stockholders to be held on June 2, 2021: the Proxy Statement and our 2020 Annual Report on Form 10-K are available at www.proxydocs.com/GRAY.

GRAYBUG VISION, INC.

PROXY STATEMENT FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

GRAYBUG VISION, INC.

275 Shoreline Drive, Suite 450

Redwood City, CA 94065

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

June 2, 2021

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors of Graybug Vision, Inc. (Graybug or the Company) for use at the Company’s 2021 Annual Meeting of Stockholders (Annual Meeting) to be held via a virtual meeting due to the public health and travel concerns our stockholders may have and recommendations that public health officials have issued and may issue in light of the current coronavirus (COVID-19) pandemic. You will be able to participate in the Annual Meeting and vote during the Annual Meeting via live webcast by visiting www.proxydocs.com/GRAY and registering prior to Wednesday, June 2, 2021 at 9:00 a.m. (Pacific Time), and any adjournment or postponement thereof. Registration requires your control number found on the notice, proxy card or voting instruction form.  Please follow the instructions you receive including your unique link to gain access to the virtual meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the Securities and Exchange Commission (SEC), we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies to each stockholder. On or about April 23, 2021, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K. The Notice of Internet Availability also provides instructions on how to vote and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email.

This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials while providing our stockholders timely access to this important information. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

GENERAL INFORMATION ABOUT THE MEETING

Purpose of the Meeting

At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the Company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum

Only holders of record of common stock at the close of business on April 9, 2021, the record date, will be entitled to vote at the meeting. At the close of business on April 9, 2021, 21,055,944 shares of common stock were outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote online at the virtual meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION

Voting Rights; Required Vote

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 9, 2021, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.

Stockholder of Record: Shares Registered in Your Name. If on April 9, 2021, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the internet or by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 9, 2021, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares, you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.

Proposal No. 1 (Election of one Class I director) will be approved if such director is elected by a plurality of the votes cast at the meeting. This means that the individual nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” the nominee or “WITHHOLD” your vote with respect to the nominee. Because directors are elected by a plurality of the votes received, only votes “FOR” will affect the outcome. Proposal No. 2 (Approval of the ratification of the appointment of our independent registered public accounting firm) will be approved if the holders of a majority of shares present online at the meeting or represented by proxy and entitled to vote on the matter vote “FOR”. If you “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote. Proposal No. 2 is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker shall not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum but are not treated as votes cast.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting

The Board of Directors recommends that you vote FOR the election of the Class I director named in this proxy statement (Proposal 1) and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2).

None of the Company’s directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the director nominated in Proposal 1.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•	vote online at the Annual Meeting — register and attend the Annual Meeting online and follow the instructions posted at www.proxydocs.com/GRAY. You will need the control number included on your notice, proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail;
•	vote through the internet or by telephone — in order to do so, please follow the instructions shown on your notice or proxy card; or
•

vote by mail — if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the meeting in the envelope provided.

Submitting your proxy, whether by telephone, through the internet or by mail if you requested or received a paper proxy card, will not affect your right to vote online should you decide to attend the virtual meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct how to vote your shares. For Proposal 1, you may either vote “FOR” the nominee to the Board of Directors, or you may withhold your vote from the nominee. For Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.

If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access and vote your proxy card. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access and vote each proxy card. If you requested or received paper proxy materials by mail, please complete, sign, date and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:

•	delivering to our Corporate Secretary (by any means, including facsimile or to the address provided below) a written notice stating that the proxy is revoked;
•	signing and delivering a proxy bearing a later date;
•	voting again through the internet or by telephone; or

•	attending and voting online at the meeting by following the instructions posted at www.proxydocs.com/GRAY (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Electronic Access to the Proxy Materials

The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the meeting through the internet;
•	instruct us to mail paper copies of our future proxy materials to you; and
•	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the meeting.

Implications of Being an “Emerging Growth Company” and “Smaller Reporting Company”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and a “Smaller Reporting Company” as defined under Rule 405 of the Securities Act of 1933, and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the Company’s executive compensation arrangements and no requirement to have non-binding advisory votes on executive compensation.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the Investors and Media section of our website at investors.graybug.vision/corporate-governance/documents-charters.

Board Composition and Leadership Structure

The positions of Chief Executive Officer and Chairperson of our Board of Directors are held by two different individuals, Frederic Guerard and Christy Shaffer, respectively. This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chairperson leads our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management.

Board’s Role in Risk Oversight

Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.

Director Independence

Our common stock is listed on the Nasdaq Global Market. Under the rules of the Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s Board of Directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Corporate Governance Committees must be an “independent director”. Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, Compensation Committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that all of our directors except Frederic Guerard, representing six of our seven incumbent directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on the Investors and Media section of our website at investors.graybug.vision/corporate-governance/documents-charters.

Audit Committee

Our Audit Committee is composed of Julie Eastland, Eric Bjerkholt and Christy Shaffer. Ms. Eastland is the Chair of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Ms. Eastland is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. Our Audit Committee is directly responsible for, among other things:

•	selecting and hiring our independent registered public accounting firm;
•	the qualifications, independence and performance of our independent auditors;
•	the preparation of the audit committee report to be included in our annual proxy statement;
•	overseeing our compliance with legal and regulatory requirements;
•	our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements;
•	overseeing our cybersecurity measures; and
•	reviewing and approving related-person transactions.

Compensation Committee

Our Compensation Committee is composed of Eric Bjerkholt, Christina Ackermann, and Hansoo Michael Keyoung. Dr. Keyoung will not be standing for re-election at the Annual Meeting, and following the Annual Meeting the Compensation Committee will be composed of Eric Bjerkholt and Christina Ackermann. Mr. Bjerkholt is the Chair of our Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Our Compensation Committee is responsible for, among other things:

•	evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs;
•	evaluating and providing input for non-employee director compensation arrangements for determination by the management team;
•	administering our cash-based and equity-based compensation plans; and
•	overseeing our compliance with regulatory requirements associated with the compensation of directors, officers and employees.

The Compensation Committee has the sole authority and responsibility, subject to any approval by the Board of Directors which the Compensation Committee or legal counsel determines to be desirable or required by applicable law or the Nasdaq rules, to determine all aspects of executive compensation packages for the Chief Executive Officer and other executive officers. The Compensation Committee also makes recommendations to our Board of Directors regarding the form and amount of compensation of non-employee directors. The Compensation Committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers, and the recommendations of the Board of Directors or any member of the Board of Directors with respect to compensation of the Chief Executive Officer and other executive officers.

The Compensation Committee engaged an independent executive compensation consulting firm, Radford, a part of Aon plc (Radford), to evaluate our executive compensation and Board of Directors compensation program and practices and to provide advice and ongoing assistance on these matters for the fiscal year ended December 31, 2020. Specifically, Radford was engaged to:

•	provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;
•	review and assess our current Board of Directors, Chief Executive Officer and other executive officer compensation policies and practices and equity profile, relative to market practices;
•	review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the Compensation Committee; and
•	review market practices regarding base salary, bonus and equity programs.

Representatives of Radford met informally with the Chair of the Compensation Committee and attended the regular meetings of the Compensation Committee, including executive sessions from time to time without any members of management present. During the fiscal year ended December 31, 2020, Radford worked directly with the Compensation Committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. The Compensation Committee has determined that none of the work performed by Radford during the fiscal year ended December 31, 2020 raised any conflict of interest.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Christina Ackermann, Christy Shaffer and Gerald Cagle. Ms. Ackermann is the Chair of our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying, considering and recommending candidates for membership on our Board of Directors;
•	overseeing the process of evaluating the performance of our Board of Directors; and
•	advising our Board of Directors on other corporate governance matters.

Codes of Conduct and Ethics

Our Board of Directors has adopted a code of conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. We intend to disclose future amendments to certain provisions of our code of conduct and ethics, or waivers of these provisions, on our website or in public filings. The full text of our code of conduct and ethics is posted on the Investors and Media section of our website at investors.graybug.vision/corporate-governance/documents-charters.

Anti-hedging

We have adopted an Insider Trading Policy that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive officers, which prohibits such individuals from purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in market value of our common stock, such as prepaid variable forward contracts, equity swaps, collars, forward sale contracts and exchange funds.

Compensation Committee Interlocks and Insider Participation

During 2020, Eric Bjerkholt, Christina Ackermann and Hansoo Michael Keyoung served on our Compensation Committee. None of our current executive officers has served as a member of the Board of Directors, or as a member of the Compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during the fiscal year ended December 31, 2020.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2020, the Board of Directors held 13 meetings, including telephonic meetings; the Audit Committee held six meetings; the Compensation Committee held three meetings; and the Nominating and Corporate Governance Committee held two meetings. During 2020, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without the management director on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board of Directors.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chairperson) may do so by letters addressed to:

Graybug Vision, Inc.

c/o Corporate Secretary

275 Shoreline Drive, Suite 450

Redwood City, CA 94065

All communications by letter addressed to the attention of our Corporate Secretary will be reviewed by the Corporate Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

Considerations in Evaluating Director Nominees

The Nominating and Corporate Governance Committee is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The Nominating and Corporate Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.

Our Board of Directors encourages selection of directors who will contribute to the Company’s overall corporate goals. The Nominating and Corporate Governance Committee may, from time to time, review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and personal skills in life sciences and biotechnology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board of Directors. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also, under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Corporate Governance Committee considers director tenure. We value diversity on a company-wide basis but have not adopted a specific policy regarding Board diversity.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications described above. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum qualifications set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.12 of our bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, Graybug Vision, Inc., 275 Shoreline Drive, Suite 450, Redwood City, CA 94065. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our bylaws, and a representation that the nominating stockholder is a beneficial owner or stockholder of record of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. If any materials are provided to the Corporate Secretary by a stockholder in connection with the recommendation of a director candidate, such materials are to be forwarded to the Nominating and Corporate Governance Committee.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTOR

Our Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. One director nominee in Class I will stand for election at this meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders to be held in 2022 and 2023, respectively. Our Nominating and Corporate Governance Committee recommended to our Board of Directors, and our Board of Directors nominated, Christy Shaffer, an incumbent Class I director, for election as a Class I director at the Annual Meeting. At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that the Class I nominee be elected as a Class I director for a three-year term expiring at the annual meeting of stockholders to be held in 2024 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

The director will be elected by a plurality of the votes cast by the holders of the shares present online at the virtual Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the individual nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” the nominee or “WITHHOLD” your vote with respect to the nominee. Shares represented by proxies will be voted “FOR” the election of the Class I nominee, unless the proxy is marked to withhold authority to so vote. If the nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, might determine. The nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than one director.

Nominee to the Board of Directors

The nominee and her age as of March 31, 2021 are provided in the table below. Additional biographical information for the nominee is set forth in the text below the table.

Name	Age	Class
Christy Shaffer, Ph.D.(1)(2)	63	Class I

(1)	Member of our Audit Committee.
(2)	Member of our Nominating and Corporate Governance Committee.

Christy Shaffer, Ph.D., has served as a member of our board of directors since February 2015 and as Chairperson of the board since March 2015. Since August 2015, Dr. Shaffer has served as a General Partner at Hatteras Venture Partners, a venture capital firm, where she has also served as Managing Director of Hatteras Discovery since August 2011. Prior to that, Dr. Shaffer was President and Chief Executive Officer of Inspire Pharmaceuticals, Inc., a biopharmaceutical company, from 1995 to March 2010. Dr. Shaffer serves as Chair of the board of directors of Clearside Biomedical, Inc., a biopharmaceutical company, and on the boards of directors for a number of private biotechnology companies. Dr. Shaffer previously served on the board of directors of G1 Therapeutics, Inc. from August 2012 to June 2018. Dr. Shaffer holds a Ph.D. in Pharmacology from the University of Tennessee Health Science Center. We believe Dr. Shaffer is qualified to serve on our board of directors because of her experience in the ophthalmology, pharmaceutical and biotechnology businesses, and because of her training as a pharmacologist.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting and their ages as of March 31, 2021 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Christina Ackermann(1)(2)	56	Class III
Eric Bjerkholt(2)(3)	61	Class II
Gerald Cagle, Ph.D.(1)	76	Class II
Julie Eastland(3)	57	Class III
Frederic Guerard, Pharm.D.	48	Class III

(1)	Member of our Nominating and Corporate Governance Committee
(2)	Member of our Compensation Committee
(3)	Member of our Audit Committee

Christina Ackermann has served as a member of our board of directors since September 2020. Ms. Ackermann currently serves as Executive Vice President, General Counsel and Head of Commercial Operations of Bausch Health Companies Inc., a specialty pharmaceutical company, since August 2016. Prior to joining Bausch Health, Ms. Ackermann was part of the Novartis group of companies for 14 years, most recently serving as Senior Vice President, General Counsel for Alcon, where she was responsible for the Legal, Intellectual Property and Compliance functions. She previously served as Global Head, Legal and General Counsel at Sandoz, the generics division of Novartis, from 2007 to 2012. She joined Novartis Pharma in 2002 as Head, Legal Technical Operations and Ophthalmics and assumed the role of Head Legal General Medicine in July 2005. Before Novartis, Ms. Ackermann served in Associate General Counsel roles with Bristol Myers Squibb and DuPont Pharmaceuticals, as well as in private practice, where she focused on securities and mergers & acquisitions. Ms. Ackermann has a Post Graduate Diploma in EC Competition Law from King’s College, the University of London, U.K., a Bachelor of Laws from Queen’s University, Kingston, Canada, and attended York University, Toronto, Ontario, for her undergraduate studies in Math, Political Sciences and Fine Arts. We believe that Ms. Ackermann is qualified to serve on our board of directors due to her expertise in compliance and regulatory matters, public company experience and industry knowledge.

Eric Bjerkholt has served as a member of our board of directors since September 2020. Since November 2020, Mr. Bjerkholt has been the Chief Financial Officer of Chinook Therapeutics, Inc., a biotechnology company developing treatments for kidney diseases. From April 2017 to November 2020, Mr. Bjerkholt served as the Chief Financial Officer of Aimmune Therapeutics, Inc., a biotechnology company developing treatments for food allergies. From 2004 until April 2017, Mr. Bjerkholt held various roles at Sunesis Pharmaceuticals, Inc., a biopharmaceutical company developing oncology therapeutics, including as Executive Vice President, Corporate Development and Finance and Chief Financial Officer. From 2002 to 2004, he was Senior Vice President and Chief Financial Officer at IntraBiotics Pharmaceuticals, Inc., a biopharmaceutical company that was acquired by Ardea Biosciences, Inc. in 2006. Mr. Bjerkholt was a co-founder of LifeSpring Nutrition, Inc., a nutraceutical company, and from 1999 to 2002 served at various times as its Chief Executive Officer, President, and Chief Financial Officer. From 1990 to 1997, he also served as a vice president in the healthcare banking group at J.P. Morgan & Co. Incorporated, an international banking firm. He has served on the boards of directors of several publicly traded companies, including as a member of the board of directors and chair of the audit committee of Corium, Inc. until its acquisition by Gurnet Point Capital in November 2018, and as a member of the board of directors and as chair of the audit committee of StemCells, a biotechnology company, until its November 2016 acquisition by Microbot Medical Ltd. He currently is a member of the board of directors of Cerus Corporation, a biotechnology company. He holds a Cand. Oecon degree in Economics from the University of Oslo and an M.B.A. from Harvard Business School. We believe that Mr. Bjerkholt’s financial experience and expertise and industry knowledge provide him with the qualifications and skills to serve on our board of directors.

Gerald Cagle, Ph.D., has served as a member of our board of directors since April 2014 and is also our Senior Advisor and Head of Business Development. Dr. Cagle also served as our interim CEO from October 2018 to February 2019. From 2008 to 2013, Dr. Cagle served as Chief Operating Officer at Cognoptix, lnc., a biotechnology company focused on the diagnosis of Alzheimer’s disease. Previously, Dr. Cagle held various roles with Alcon

Vision LLC, from 1996 to 2008, including Senior Vice President of Research & Development and Chief Scientific Officer. Dr. Cagle has also served on the board of directors of Aerie Pharmaceuticals, Inc., a clinical-stage pharmaceutical company, since September 2013 and previously served on the board of directors of Clearside Biomedical, Inc., a clinical biopharmaceutical company, from July 2013 to June 2018. Dr. Cagle also currently serves on the boards of directors of two private pharmaceutical companies. Dr. Cagle received a B.S. from Wayland Baptist University and a M.S. and a Ph.D. from the University of North Texas. We believe that Dr. Cagle is qualified to serve on our board of directors due to his strong scientific background, particularly in ocular therapies, and his board experience.

Julie Eastland has served as a member of our board of directors since September 2020. Ms. Eastland has served as the Chief Operating Officer and Chief Financial Officer of ReCode Therapeutics, Inc., a biopharmaceutical company, since October 2020. Prior to ReCode, Ms. Eastland was the Chief Financial and Business Officer of Rainier Therapeutics, Inc., a biotechnology company, from August 2018 to January 2020. Prior to Rainier Therapeutics, Ms. Eastland served as Chief Business Officer and Chief Financial Officer for Cascadian Therapeutics, Inc., a biotechnology company, from September 2010 through its acquisition by Seattle Genetics in March 2018. Prior to Cascadian, Ms. Eastland served as the Chief Financial Officer and Vice President of Finance and Administration for VLST Corporation, a biotechnology company, from January 2006 to September 2010. Prior to VLST Corporation, Ms. Eastland was the Vice President of Strategic Planning at Dendreon Corporation, a biotechnology company, from October 2000 to October 2005. Prior to Dendreon, Ms. Eastland was the Controller at Amgen, a biopharmaceutical company, from March 1996 to April 1998. Ms. Eastland currently serves on the boards of Harpoon Therapeutics, Inc. and Dynavax Technologies, both Nasdaq listed companies. Ms. Eastland holds a B.S. in Finance from Colorado State University and an M.B.A. from Heriot-Watt University of the Edinburgh University in Scotland. We believe that Ms. Eastland’s extensive professional experience and expertise provide her with the qualifications and skills to serve on our board of directors.

Frederic Guerard, Pharm.D., has served as our President and Chief Executive Officer and a member of our board of directors, since February 2019. From 1999 to February 2019, Dr. Guerard held key leadership roles at Novartis AG, a multinational pharmaceutical company, including Worldwide Business Franchise Head of Ophthalmology from April 2016 to February 2019, Global Franchise Head of Pharmaceuticals at Alcon Vision LLC, a Novartis company, from May 2015 to April 2016, Managing Director of the United Kingdom and Ireland from July 2012 to April 2015, and Country President and Managing Director of Australia and New Zealand from April 2009 to July 2012, among others. Dr. Guerard holds a Pharm.D. and a Master of Biological and Medical Sciences from the University of Rouen, France and a Master of Marketing from HEC Paris. We believe that Dr. Guerard is qualified to serve on our board of directors because of his extensive experience serving in leadership positions in biotechnology companies, as well as the operational expertise and continuity that he brings to our board of directors as our President and Chief Executive Officer.

Family Relationships

There are no familial relationships among any of our directors and executive officers.

Non-Employee Director Compensation

For the year ended December 31, 2020, our non-employee directors received the following compensation:

•

Prior to September 2020, we did not have a formal policy to provide any cash or equity compensation to our non-employee directors for their service on our Board of Directors or committees of our Board of Directors. In September 2020, our Board of Directors approved a grant of options to purchase 25,000 shares of our common stock to each of Gerald Cagle, Christina Ackermann, Julie Eastland and Eric Bjerkholt.  In the case of Mses. Ackermann and Eastland and Mr. Bjerkholt, the grants were contingent upon their respective appointments to our Board of Directors and became effective upon the effective date of the registration statement filed with the SEC in connection with our initial public offering. The option grants vest in 36 substantially equal monthly installments on each monthly anniversary of the date of grant, subject to the director’s continued service on each applicable vesting date. In September 2020, our Board of Directors also approved a grant of options to purchase 25,000 shares of our common stock to Gerald Cagle, which was vested in full.

•

In connection with our initial public offering, the following compensation program for our non-employee directors was adopted by our Board of Directors, which is paid quarterly in arrears and is pro-rated for partial quarters served:

o

Cash Compensation. The program provides an annual payment of $40,000 to each non-employee director. Additionally, the Chair of our Board of Directors receives an additional annual payment of $30,000; the Lead Director, if any, receives an additional annual payment of $25,000; the Chair of our Audit, Compensation, and Nominating and Corporate Governance Committees receive an additional annual payment of $15,000, $10,000, $8,000 respectively; and the members of our Audit, Compensation, and Nominating and Corporate Governance Committees receive an additional annual payment of $7,500, $5,000, and $4,000 respectively.

o

Equity Compensation. Each new non-employee director who joins our Board of Directors will receive an initial option grant to acquire a certain number of shares of our common stock, and pursuant to the vesting schedule and terms, to be designated by our Board of Directors. On the date of each annual meeting of stockholders, each non-employee director who continues to serve on our Board of Directors immediately following such meeting will receive an option grant to acquire a certain number of shares of our common stock, and pursuant to the vesting schedule and terms, to be designated by our Board of Directors.

Non-employee directors are also reimbursed for reasonable expenses incurred in serving as a director, including travel expenses for attending meetings of our Board of Directors.

The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the year ended December 31, 2020.  Dr. Guerard, our Chief Executive Officer, received no compensation for his service as a director during 2020.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Christina Ackermann	11,472	278,249	289,721
Eric Bjerkholt	14,542	278,249	292,791
Gerald Cagle, Ph.D.	11,167	542,318	553,485
Julie Eastland	13,917	278,249	292,166
Hansoo Michael Keyoung, M.D., Ph.D.	13,417	—	13,417
Christy Shaffer, Ph.D.	20,764	—	20,764

(1)

The amounts reported in this column represent the aggregate grant date fair value of the stock options granted to our directors during the year ended December 31, 2020 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 7 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. Note that the amounts reported in this column reflect the aggregate accounting cost for these stock options, and do not necessarily correspond to the actual economic value that may be received by the directors from the options. For information regarding the number of stock options held by each non-employee director as of December 31, 2020, see the table below.

Name	Outstanding Option Awards
Christina Ackermann	25,000
Eric Bjerkholt	25,000
Gerald Cagle, Ph.D.	131,815
Julie Eastland	25,000
Hansoo Michael Keyoung, M.D., Ph.D.	—
Christy Shaffer, Ph.D.	—

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINATED CLASS I DIRECTOR.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP as our principal independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2021. Ernst & Young LLP audited our financial statements for the fiscal years ended December 31, 2020 and 2019. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Although ratification by stockholders is not required by law, our Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the Company’s best interests and the interests of our stockholders.

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2020 and 2019.

Principal Accountant Fees and Services

Fees Billed	2020	2019
Audit fees(1)	$1,523,500	$990,000
Audit-related fees	—	—
Tax fees	—	—
All other fees(2)	2,000	—
Total fees	$1,525,500	$990,000

(1)

“Audit fees” include fees for professional services provided by Ernst & Young LLP in connection with the audit of our financial statements, review of our quarterly financial statements, and related services that are typically provided in connection with registration statements, including the registration statement for our initial public offering. Included in the 2020 and 2019 Audit Fees are $1,055,000 and $590,000, respectively, of fees billed in connection with our initial public offering.

(2)	“All other fees” include the annual fee for an accounting research subscription service provided by Ernst & Young LLP.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of the Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless and only to the extent that we specifically incorporate it by reference.

The Audit Committee has reviewed and discussed with our management and Ernst & Young LLP our audited financial statements as of and for the year ended December 31, 2020. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the U.S. Securities and Exchange Commission.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements as of and for the year ended December 31, 2020 be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee

Julie Eastland, Chair

Eric Bjerkholt

Christy Shaffer

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2021, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our directors or director nominees;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

Percentage ownership of our common stock is based on 21,055,944 shares of our common stock outstanding on March 31, 2021. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 31, 2021 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Graybug Vision, Inc., 275 Shoreline Drive, Suite 450, Redwood City, CA 94065.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers:
Frederic Guerard, Pharm.D.(1)	926,956	4.2%
Robert Breuil(2)	3,125	*
Parisa Zamiri, M.D.(3)	227,381	1.1
Christina Ackermann(4)	5,556	*
Eric Bjerkholt(5)	5,556	*
Gerald Cagle, Ph.D.(6)	115,693	*
Julie Eastland(7)	5,556	*
Hansoo Michael Keyoung, M.D., Ph.D.(8)	1,133,596	5.1
Christy Shaffer, Ph.D.	—	—
All executive officers and directors as a group (10 persons)(9)	2,608,160	11.0
5% Stockholders:
Entities affiliated with Deerfield(10)	5,281,713	25.1
Entities affiliated with OrbiMed Advisors LLC(11)	4,236,847	20.1
Clarus Lifesciences III, L.P.(12)	1,930,395	9.2
Hatteras Venture Partners IV SBIC, L.P.(13)	1,662,967	7.9
CVF 2018, LLC(14)	1,068,230	5.1

*	Represents beneficial ownership of less than one percent.
(1)

Consists of 926,956 shares of our common stock subject to options that are exercisable within 60 days of March 31, 2021, of which 464,303 shares are unvested, but early exercisable within 60 days of March 31, 2021.

(2)	Consists of 3,125 shares of our common stock subject to options that are exercisable within 60 days of March 31, 2021.
(3)

Consists of 227,381 shares of our common stock subject to options that are exercisable within 60 days of March 31, 2021, of which 223,736 shares are unvested, but early exercisable within 60 days of March 31, 2021.

(4)	Consists of 5,556 shares of our common stock subject to options that are exercisable within 60 days of March 31, 2021.
(5)	Consists of 5,556 shares of our common stock subject to options that are exercisable within 60 days of March 31, 2021.
(6)	Consists of (i) 3,322 shares of our common stock and (ii) 112,371 shares of our common stock subject to options that are exercisable within 60 days of March 31, 2021.
(7)	Consists of 5,556 shares of our common stock subject to options that are exercisable within 60 days of March 31, 2021.

(8)

Consists of 1,133,596 shares of our common stock held of record by AffaMed Project Limited (AffaMed). Mengjiao Jiang and Hansoo Michael Keyoung, a member of our board of directors, are the directors of AffaMed and each of them may be deemed to hold shared voting and dispositive power with respect to the shares held by AffaMed. The address of AffaMed is Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands.

(9)

Consists of (i) 3,322 shares of our common stock and (ii) 2,604,838 shares of our common stock subject to options that are exercisable within 60 days of March 31, 2021 held by all our executive officers and directors, as a group, of which 739,950 shares subject to stock options are unvested as of such date.

(10)

Based solely on information contained in a Schedule 13D/A filed with the SEC on November 20, 2020 by Deerfield Management Company, L.P. and related entities. Consists of (i) 1,713,873 shares of our common stock held by Deerfield Private Design Fund III, (ii) 1,853,967 shares of our common stock held by Deerfield Partners and (iii) 1,713,873 shares of our common stock held by Deerfield Healthcare Innovations Fund. Deerfield Mgmt III, L.P. is the general partner of Deerfield Private Design Fund III, L.P., Deerfield Mgmt. HIF, L.P. is the general partner of Deerfield Healthcare Innovations Fund, L.P. and Deerfield Mgmt, L.P. is the general partner of Deerfield Partners, L.P. Deerfield Management Company, L.P. is the investment manager of each of Deerfield Private Design Fund III, L.P., Deerfield Healthcare Innovations Fund, L.P. and Deerfield Partners, L.P. Mr. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt III, L.P., Deerfield Mgmt HIF, L.P., Deerfield Mgmt, L.P. and Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the securities held by Deerfield Private Design Fund III, L.P., Deerfield Mgmt HIF, L.P., Deerfield Management Company, L.P. The address of each of Deerfield Private Design Fund III, L.P., Deerfield Healthcare Innovations Fund, L.P. and Deerfield Partners, L.P. is c/o Deerfield Management Company, L.P., 780 Third Avenue, 37th Floor, New York, NY 10017.

(11)

Based solely on information contained in a Schedule 13D/A filed with the SEC on March 26, 2021 by OrbiMed Advisors LLC and related entities. Consists of 4,163,347 shares of our common stock held by OrbiMed Private Investments VI, L.P. (OPI VI). OrbiMed Capital GP VI LLC (OrbiMed GP) is the general partner of OPI VI, pursuant to the terms of the limited partnership agreement of OPI VI, and OrbiMed Advisors LLC (OrbiMed Advisors) is the managing member of OrbiMed GP, pursuant to the terms of the limited liability company agreement of OrbiMed GP. As a result, OrbiMed Advisors and OrbiMed GP share power to direct the vote and disposition of the shares held by OPI VI and may be deemed directly or indirectly, including by reason of their mutual affiliation, to be the beneficial owners of the shares held by OPI VI. OrbiMed Advisors exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the shares held by OPI VI. Also consists of 73,500 shares of our common stock held by BIOG, a publicly-listed investment trust organized under the laws of England. OrbiMed Capital LLC (OrbiMed Capital) is the investment advisor of BIOG. As a result, OrbiMed Capital has the power to direct the vote and disposition of the shares held by BIOG and may be deemed directly or indirectly, including by reason of mutual affiliation, to be the beneficial owner of the shares held by BIOG. OrbiMed Capital exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the shares held by BIOG. The address of OrbiMed Advisors is 601 Lexington Avenue, 54th Floor, New York, NY 10022.

(12)

Based solely on information contained in a Schedule 13G filed with the SEC on February 16, 2021 by Clarus Lifesciences III, L.P. and related entities. Consists of 1,930,395 shares of our common stock held by Clarus Lifesciences III, L.P. Clarus Ventures III GP, L.P. is the general partner of Clarus Lifesciences III, L.P. Blackstone Clarus III L.L.C. is the general partner of Clarus Ventures III GP, L.P. The sole member of Blackstone Clarus III L.L.C. is Blackstone Holdings II L.P. The general partner of Blackstone Holdings II L.P. is Blackstone Holdings I/II GP L.L.C. The sole member of Blackstone Holdings I/II GP L.L.C. is The Blackstone Group Inc. The sole holder of the Class C common stock of The Blackstone Group Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. The address of Clarus Lifesciences III, L.P. is c/o Clarus Ventures, 101 Main Street, Suite 1210, Cambridge, MA 02142.

(13)

Based solely on information contained in a Schedule 13G filed with the SEC on February 12, 2021 by Hatteras Venture Partners IV SBIC, L.P. (HVP SBIC), Hatteras Venture Advisors IV SBIC, LLC (HVA SBIC), John C. Crumpler, Clay B. Thorp, Kenneth B. Lee, Douglas Reed and Robert A. Ingram (collectively, the Hatteras Reporting Persons). Consists of (i) 1,605,240 shares of our common stock and (ii) 57,727 shares of our common stock subject to options that are exercisable within 60 days of February 12, 2021. HVA SBIC is the general partner of HVP SBIC. The shares are held directly by HVP SBIC. The shares held by HVP SBIC are indirectly held by the individual managing members of the general partners, HVA SBIC (the GP Managing Members). The GP Managing Members are John C. Crumpler, Clay B. Thorp, Kenneth B. Lee, Douglas Reed and Robert A. Ingram. The GP Managing Members may share voting and dispositive power over the securities directly held by HVP SBIC. The address of the Hatteras Reporting Persons is 280 S. Mangum Street, Suite 350, Durham, North Carolina 27701.

(14)

Based solely on information contained in a Schedule 13G filed with the SEC on February 9, 2021 by CVF 2018 LLC (CVF) and related entities. Consists of 1,068,230 shares of our common stock held of record by CVF. HCC Manager LLC is the manager of CVF. The address of CVF is 222 North LaSalle Street, Suite 2000, Chicago, IL 60601.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of March 31, 2021:

Name	Age	Position(s)
Frederic Guerard, Pharm.D.	48	President, Chief Executive Officer and Director
Robert S. Breuil	59	Chief Financial Officer
Parisa Zamiri, M.D., Ph.D.	56	Chief Medical Officer
Daniel Salain	53	Chief Technical Operations Officer

Frederic Guerard has served as our President and Chief Executive Officer and a member of our board of directors since February 2019.  Dr. Guerard’s biographical information is set forth above under the heading “Proposal No. 1 Election of Class I Directors – Continuing Directors.”

Robert S. Breuil has served as our Chief Financial Officer since September 2020. From September 2012 to August 2019, Mr. Breuil served as Chief Financial Officer of Corium, Inc., a commercial-stage biopharmaceutical company. Prior to that, he served as the Chief Financial Officer of Codexis, Inc., a developer of biocatalysts for the pharmaceutical and fine chemical production industries, from 2006 to September 2009. From 2002 to 2005, Mr. Breuil was the Chief Financial Officer of Aerogen, Inc., a specialty pharmaceutical company focusing on the field of aerosolized drug delivery, which was acquired by Nektar Therapeutics in October 2005. Prior to Aerogen, Mr. Breuil worked at ALZA Corporation, where he held numerous positions including Director of Corporate Planning and Analysis and Controller. In 2001, ALZA was acquired by Johnson & Johnson and Mr. Breuil stayed on as Controller until joining Aerogen in 2002. Before his industry experience, he served for eight years as a naval officer and aviator. Mr. Breuil holds a B.S. from the United States Naval Academy and an M.B.A. from the Stanford Graduate School of Business.

Parisa Zamiri, M.D., Ph.D., has served as our Chief Medical Officer since June 2020. From April 2012 to June 2020, Dr. Zamiri held key leadership roles at Novartis, a multinational pharmaceutical company, including Vice President, Global Head of Clinical Development and Therapeutic Area Head for Ophthalmology. From February 2007 to November 2011, Dr. Zamiri served as a Director of Pre-clinical Sciences at Arsenal Medical Inc., an early stage combination medical device company, where she led teams across cardiovascular, ophthalmology and pain programs using innovative drug/device combination technologies. Dr. Zamiri received her medical degree from the King’s College Hospital, University of London, and did her ophthalmology residency at the North Thames Rotation, London, England. She earned her Ph.D. in ocular immunology for her research on the immune privilege of the subretinal space conducted at the Schepen’s Eye Research Institute of Massachusetts Eye and Ear, a Harvard Medical School affiliated institute. The Ph.D. institution is University College London, London, England.

Daniel Salain has served as our Chief Technical Operations Officer since November 2019 and, prior to that, as our Chief Operating Officer since December 2017. From April 2015 to November 2017, Mr. Salain served as Senior Vice President of Technical Operations of Ophthotech Corporation (now known as Iveric bio, Inc.), a biopharmaceutical company specializing in the development of therapies to treat ophthalmic diseases, and as Global Head of Manufacturing & Supply Chain and Senior Vice President from April 2015 to November 2017. Prior to that, Mr. Salain served as Vice President, Global Supply Chain and Manufacturing at Aptalis Pharma, Inc., a pharmaceutical company focused on gastroenterology and cystic fibrosis, from July 1999 to November 2014. Mr. Salain holds a B.S. in Chemistry from the University of Indianapolis.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative set forth information about the compensation provided to certain of our executive officers during the years ended December 31, 2020 and 2019. These executive officers, who include our principal executive officer and the two most highly-compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2020, were:

•	Frederic Guerard, President, Chief Executive Officer, Secretary and Treasurer;
•	Robert S. Breuil, Chief Financial Officer; and
•	Parisa Zaimir, M.D., Ph.D., Chief Medical Officer

We refer to these individuals as our “named executive officers.”

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)	Stock Awards(1) ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Frederic Guerard Chief Executive Officer(2)	2020	511,813	—	3,348,216	—	327,994	33,817(3)	4,221,840
	2019	433,617	—	233,054	—	223,992	98,560(4)	989,223
Robert Breuil Chief Financial Officer(5)	2020	128,788	—	2,451,861	1,320,000	54,312	400(6)	3,955,361
Parisa Zamiri Chief Medical Officer(7)	2020	245,000	35,000(8)	1,142,325	—	187,940	574(9)	1,610,840

(1)

The amounts reported in this column represent the aggregate grant-date fair value of the awards granted under our equity incentive plans to our named executive officers during the year ended December 31, 2020 as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards are set forth in Note 7 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. Note that the amounts reported in this column reflect the aggregate accounting cost for these awards, and do not necessarily correspond to the actual economic value that may be received by the named executive officers from the awards.

(2)	Dr. Guerard was hired as our Chief Executive Officer in February 2019.
(3)	Amount reported includes (i) $32,715 travel reimbursement and income tax gross-up on such travel reimbursement and (ii) $1,102 cellphone allowance.
(4)	Amount reported includes travel reimbursement and income tax gross-up on such travel reimbursement.
(5)	Mr. Breuil was hired as our Chief Financial Officer in September 2020.
(6)	Amount reported includes cellphone allowance.
(7)	Dr. Zamiri was hired as our Chief Medical Officer in May 2020.
(8)	Amount reported includes a signing bonus.
(9)	Amount reported includes cellphone allowance.

Equity Incentive Plan Compensation

From time to time, we grant equity awards in the form of stock options and restricted stock units to our named executive officers, which are generally subject to vesting based on each named executive officer’s continued service with us. Each of our named executive officers currently holds outstanding options to purchase shares of our common stock and/or restricted stock unit awards that were granted under our equity incentive plans, as set forth in the table below titled “Outstanding Equity Awards at 2020 Fiscal Year-End Table.”

Outstanding Equity Awards at 2020 Fiscal Year-End Table

The following table presents, for each of our named executive officers, information regarding outstanding stock options and restricted stock unit awards held as of December 31, 2020.

			Option Awards				Stock Awards
Name	Grant Date(1)	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have Not Vested	Market Value of Shares that Have Not Vested ($)
Frederic Guerard	2/1/2019(2)	2/1/2019	544,135	—	2.26	1/31/2029
	11/7/2019(3)	11/1/2019	361,988	—	3.88	11/6/2029
	12/8/2020(4)	12/8/2020	—	200,000	23.66	12/7/2030
Robert Breuil	9/11/2020(5)	9/4/2020	—	172,111	16.00	9/10/2030
	9/25/2020(6)	9/4/2020					80,000	2,321,600
	12/8/2020(7)	12/8/2020	—	30,000	23.66	12/7/2030
Parisa Zamiri	7/7/2020(8)	6/1/2020	223,736	—	3.52	7/6/2030
	12/8/2020(9)	12/8/2020	—	35,000	23.66	12/7/2030

(1)	All of the outstanding equity awards were granted under our 2015 Stock Incentive Plan (2015 Plan), unless specified otherwise.
(2)

This stock option vests at a rate of 1/4th of the shares of our common stock underlying the stock option on February 1, 2020 and 1/48th of the shares of our common stock underlying the stock option monthly thereafter. This stock option contains an early-exercise provision and is exercisable as to the unvested shares, subject to our right of repurchase. The stock option is also subject to acceleration upon certain events as described in the section titled “—Potential Payments upon Termination.”

(3)

This stock option vests at a rate of 1/4th of the shares of our common stock underlying the stock option on November 1, 2020, and 1/48th of the shares of our common stock underlying the stock option monthly thereafter. This stock option contains an early-exercise provision and is exercisable as to the unvested shares, subject to our right of repurchase. The stock option is also subject to acceleration upon certain events as described in the section titled “—Potential Payments upon Termination.”

(4)

Granted under our 2020 Equity Incentive Plan (2020 Plan). This stock option vests at a rate of 1/48th of the shares of our common stock underlying the stock option on January 8, 2021, and 1/48th of the shares of our common stock underlying the stock option monthly thereafter. The stock option is also subject to acceleration upon certain events as described in the section titled “—Potential Payments upon Termination.”

(5)

This stock option vests at a rate of 1/4th of the shares of our common stock underlying the stock option on September 4, 2021, and 1/48th of the shares of our common stock underlying the stock option monthly thereafter. The stock option is also subject to acceleration upon certain events as described in the section titled “—Potential Payments upon Termination.”

(6)

Granted under the 2020 Plan. This restricted stock unit award vests at a rate of 1/4th of the shares of our common stock underlying the award on September 4, 2021, and 1/12th of the remaining shares of our common stock underlying the award quarterly thereafter. The award is also subject to acceleration upon certain events as described in the section titled “—Potential Payments upon Termination.”

(7)

Granted under the 2020 Plan. This stock option vests at a rate of 1/48th of the shares of our common stock underlying the stock option on January 8, 2021, and 1/48th of the shares of our common stock underlying the stock option monthly thereafter. The stock option is also subject to acceleration upon certain events as described in the section titled “—Potential Payments upon Termination.”

(8)

This stock option vests at a rate of 1/4th of the shares of our common stock underlying the stock option on June 1, 2021, and 1/48th of the shares of our common stock underlying the stock option monthly thereafter. This stock option contains an early-exercise provision and is exercisable as to the unvested shares, subject to our right of repurchase. The stock option is also subject to acceleration upon certain events as described in the section titled “—Potential Payments upon Termination.”

(9)

Granted under the 2020 Plan. This stock option vests at a rate of 1/48th of the shares of our common stock underlying the stock option on January 8, 2021, and 1/48th of the shares of our common stock underlying the stock option monthly thereafter. The stock option is also subject to acceleration upon certain events as described in the section titled “—Potential Payments upon Termination.”

Employment Agreements

Other than as described below, each of our current named executive officers is employed at-will and their compensation is reviewed periodically and subject to the discretion of our board of directors and compensation committee. Any potential payments and benefits due upon a termination of employment or in connection with a change in control of us are described below in “—Potential Payments upon Termination.”

Potential Payments upon Termination

Outside of a Change in Control.

Pursuant to the terms of his offer letter, in the event that Dr. Guerard is terminated without “cause” (as such term is defined his offer letter) and not in connection with a change in control, he will be entitled to receive a cash amount, payable in a lump sum, equal to 12 months of his annual base salary and will be entitled to continued coverage under our group-healthcare plans for a period of 12 months following the termination date. In addition, Dr. Guerard would receive nine months of accelerated vesting with respect to his stock option grant, dated February 1, 2019, and his option grant, dated November 7, 2019. All such severance payments and benefits are subject to Dr. Guerard’s execution of a general release of claims against us.

Pursuant to the terms of his offer letter, in the event that Mr. Breuil is terminated without “cause” (other than due to death or “permanent disability” (as such terms are defined in his offer letter)), he will be entitled to annual base salary continuation until the earlier of (x) nine months following the termination date and (y) the date upon which he commences new employment or substantial self-employment. Mr. Breuil will also be entitled to the same portion of the monthly premium as we pay for active employees for coverage under our group-healthcare plans for a period ending on the earlier of (x) nine months following the termination date, (y) the expiration of his continued coverage under the Consolidated Omnibus Budget Reconciliation Act, or COBRA, and (z) the date he commences new employment or substantial self-employment and becomes covered under another group health plan. All such severance payments and benefits are subject to Mr. Breuil’s execution of a general release of claims against us. Additionally, Mr. Breuil would receive the opportunity to exercise the vested portion of his option grant, dated September 11, 2020, until the first anniversary of his termination.

Pursuant to the terms of her offer letter, in the event that Dr. Zamiri is terminated without “cause” (other than due to death or “permanent disability” (as such terms are defined in her offer letter)), she will be entitled to annual base salary continuation until the earlier of (x) six months following the termination date and (y) the date upon which she commences new employment or substantial self-employment. Dr. Zamiri will also be entitled to the same portion of the monthly premium as we pay for active employees for coverage under our group-healthcare plans for a period ending on the earlier of (x) six months following the termination date, (y) the expiration of her continued coverage under COBRA, and (z) the date she commences new employment or substantial self-employment and becomes covered under another group health plan. All such severance payments and benefits are subject to Dr. Zamiri’s execution of a general release of claims against us. Additionally, Dr. Zamiri would receive the opportunity to exercise the vested portion of her option grant, dated July 7, 2020, until the first anniversary of her termination.

In Connection with a Change in Control.

Our named executive officers who are current officers of the company participate in our amended and restated Change in Control Severance Policy. Pursuant to the Change in Control Severance Policy, in the event that Dr. Guerard is terminated without “cause” (as defined in the Change in Control Severance Policy) or resigns for “good reason” (as defined in the Change in Control Severance Policy) on or within 12 months following a “change in control” of us (as defined in the Change in Control Severance Policy), he will be entitled to receive a cash amount, payable in a lump sum, equal to (i) 18 months’ annual base salary and (ii) 1.5 times his target bonus for the fiscal year in which the termination occurs. Dr. Guerard will also be entitled to continued coverage under our group-healthcare plans for a period ending on the earlier of (x) 18 months following the termination date and (y) the date that Dr. Guerard and his covered dependents become eligible for coverage under another employer’s plans. In addition, each then-outstanding equity award that is granted on or after September 24, 2020 that vests subject to Dr. Guerard’s continued service will automatically become vested and exercisable in full pursuant to the terms of the Change in Control Severance Policy. Grant agreements for equity awards subject to performance-based vesting criteria may provide for alternative treatment upon a termination described above. Absent any such treatment in such grant agreement, the acceleration of equity awards subject to performance-based vesting criteria shall be deemed to have been met based on the achievement of such award at the greater of target or, if determinable, actual performance. In addition, each then-outstanding equity award that was granted before September 24, 2020 pursuant to the 2015 Plan that vests subject to Dr. Guerard’s continued service will automatically become vested and exercisable in full in the event that Dr. Guerard is terminated without “cause” (as defined in the 2015 Plan) or resigns for “good reason” (as defined in the 2015 Plan) following a “change in control” of us (as defined in the 2015 Plan), pursuant to the terms of the 2015 Plan.

Pursuant to the Change in Control Severance Policy, in the event that Mr. Breuil or Dr. Zamiri is terminated without “cause” (as defined in the Change in Control Severance Policy) or resigns for “good reason” (as defined in the Change in Control Severance Policy) within 12 months following a “change in control” of us (as defined in the Change in Control Severance Policy), he or she will be entitled to receive a cash amount, payable in a lump sum, equal to (i) 15 months’ annual base salary and (ii) 1.25 times his or her target bonus for the fiscal year in which the termination occurs. He or she will also be entitled to continued coverage under our group-healthcare plans for a period ending on the earlier of (x) 15 months following the termination date and (y) the date that he or she and his or her covered dependents become eligible for coverage under another employer’s plans. In addition, each then-outstanding equity award that is granted on or after September 24, 2020 that vests subject to his or her continued service will automatically become vested and exercisable in full pursuant to the terms of the Change in Control Severance Policy. Grant agreements for equity awards subject to performance-based vesting criteria may provide for alternative treatment upon a termination described above. Absent any such treatment in such grant agreement, the acceleration of equity awards subject to performance-based vesting criteria shall be deemed to have been met based on the achievement of such award at the greater of target or, if determinable, actual performance. In addition, each then-outstanding equity award that was granted before September 24, 2020 pursuant to the 2015 Plan that vests subject to Mr. Breuil’s or Dr. Zamiri’s continued service will automatically become vested and exercisable in full in the event that Mr. Breuil or Dr. Zamiri is terminated without “cause” (as defined in the 2015 Plan) or resigns for “good reason” (as defined in the 2015 Plan) following a “change in control” of us (as defined in the 2015 Plan), pursuant to the terms of the 2015 Plan.

The vesting of any outstanding equity award that is not assumed by a successor company following a change in control of us will automatically accelerate in full without regard to our named executive officers’ termination of service.

All such severance payments and benefits are subject to each named executive officer’s execution of a general release of claims against us.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2020 with respect to compensation plans under which shares of our common stock may be issued.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Plan category	(a)		(b)		(c)
Equity compensation plans approved by security holders	2,820,962	(1)	$8.32	(2)	1,896,158	(3)
Equity compensation plans not approved by security holders	15,140	(4)	1.00		—
Total	2,836,102		$8.28		1,896,158

(1)	The amount shown in column (a) includes 2,756,102 outstanding options and 80,000 restricted stock units.
(2)	The weighted average exercise price in column (b) includes options only as restricted stock units do not have exercise prices.
(3)

The amount shown in column (c) represents 1,686,158 shares available for issuance under the 2020 Plan, which plan permits the grant of incentive and non-qualified stock options, stock appreciation rights, restricted stock, stock awards and restricted stock units; and 210,000 shares available for issuance under the ESPP. The 2020 Plan and ESPP each contain an “evergreen” provision, pursuant to which on January 1st of each year we automatically add 5% and 1% of our shares of common stock outstanding on the preceding December 31st to the shares reserved for issuance, respectively. In addition, pursuant to a “pour over” provision in our 2020 Plan, options that are cancelled, expired or terminated under the 2015 Stock Incentive Plan are added to the number of shares reserved for issuance under the 2020 Plan.

(4) Includes 15,140 shares issuable to one individual subject to an outstanding stock option.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

From January 1, 2020 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under “Proposal No. 1 Election of Class I Director” and “Executive Compensation” above and as set forth below.

Amended and Restated Investors’ Rights Agreement

We have entered into an amended and restated investors’ rights agreement with certain stockholders, including entities with which certain of our directors are affiliated.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements, our restated certificate of incorporation and our restated bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our restated bylaws also require us to advance expenses incurred by our directors and officers.

Policies and Procedures for Related-Party Transactions

Our Board of Directors has adopted a written related person transactions policy. Under this policy, our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our audit committee, or our nominating and corporate governance committee in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, the related party’s relationship to the Company and interest in the transaction and the potential impact on a director’s independence if the related party is a director.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Graybug Vision, Inc., 275 Shoreline Drive, Suite 450, Redwood City, CA 94065.

To be timely for our company’s annual meeting of stockholders to be held in 2022 (2022 Annual Meeting), a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business on February 17, 2022 and not later than the close of business on March 19, 2022. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2022 Annual Meeting the information required by applicable law and our bylaws. However, if the date of the 2022 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary of the date of our 2021 Annual Meeting, for the stockholder notice to be timely, it must be delivered to the Corporate Secretary at our principal executive offices not earlier than the close of business on the 105th day prior to the date of the 2022 Annual Meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by us.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2022 Annual Meeting must be received by us not later than December 21, 2021 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2022 Annual Meeting the information required by applicable law and our bylaws.

Available Information

The Annual Report on Form 10-K is also available at investors.graybug.vision/financials-filings/sec-filings.

“Householding” — Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker. Stockholders may revoke their consent at any time by contacting American Stock Transfer & Trust Company, LLC, through their website at www.astfinancial.com or by phone at (800) 937-5449.

Upon request (via the methods described below), we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, Annual Report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Annual Report on Form 10-K and other proxy materials, you may write our Investor Relations Department at Graybug Vision, Inc., 275 Shoreline Drive, Suite 450, Redwood City, CA 94065, Attn: Investor Relations, submit a request via e-mail to info@graybug.vision or call (650) 487-2800.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address or telephone number listed above.

OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

graybug vibrant.vision P.O. BOX 8016, CARY, NC 27512-9903  YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/GRAY Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-859-2440 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/GRAY Graybug Vision, Inc. Annual Meeting of Stockholders For Stockholders of record on April 09, 2021 TIME: Wednesday, June 02, 2021 09:00 AM, Pacific Time PLACE: To be held virtually -- please visit www.proxydocs.com/GRAY for additional information on virtual meeting registration. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Robert Breuil and Frederic Guerard, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Graybug Vision, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Graybug Vision, Inc. Annual Meeting of Stockholders Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect one Class I director to serve a three-year term through the 2024 annual meeting of stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal. 1.01 Christy Shaffer, Ph.D. FOR WITHHOLD FOR 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. FOR AGAINST ABSTAIN FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/GRAY Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date